Exhibit 99.1

Rockwell Medical Achieves Profitability on an Adjusted EBITDA Basis
in the Fourth Quarter 2023 and Record Net Sales, Gross Profit
and Gross Margin for the Full-Year 2023

•	Reports record net sales for second year in a row, generating $83.6 million in 2023, an increase of 15% over 2022. Net sales for the fourth quarter of 2023 were $22.1 million, an increase of 14% over the same period in 2022.

•	Reports record net product sales for second year in a row, generating $79.8 million in 2023, an increase of 15% over 2022. Net product sales for the fourth quarter of 2023 were $22.1 million, an increase of 22% over the same period in 2022.

•	Reports record gross profit for the second year in a row, generating $8.7 million in 2023, an increase of 114% over 2022.

•	Achieves profitability on an adjusted EBITDA basis in the fourth quarter of 2023, the first time in the Company's history.

•	Issues 2024 guidance, projecting net product sales to be between $84 million and $88 million, gross margin to be between 14% and 16%, and for the Company to be profitable on an adjusted EBITDA basis for the full-year 2024.

Wixom, Michigan, March 21, 2024 – Rockwell Medical, Inc. (the "Company") (Nasdaq: RMTI), a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products to dialysis providers worldwide, today announced financial and operational results for the three months and twelve months ended December 31, 2023.

"2023 was a transformative year for Rockwell Medical, making it the second year in a row that we have provided guidance and met or exceeded that guidance. We significantly improved Rockwell Medical's financial health, generated the highest revenue and gross profit to-date for the Company, and successfully achieved profitability on an adjusted EBITDA basis in the fourth quarter of 2023, the first time in the Company's history," said Mark Strobeck, Ph.D., Rockwell Medical’s President and CEO. "Over the last 18 months, we have completed two acquisitions, renegotiated a number of customer product and supply agreements—securing multi-year agreements with minimums—expanded our geographic footprint both domestically and internationally, and significantly improved efficiencies in our manufacturing processes that are being realized through improved gross margin. Our focused strategy is having a direct impact on Rockwell Medical's top and bottom line, which we project will continue in 2024 and beyond. For us it's personal. Ensuring Rockwell Medical's long-term viability secures our ability to manufacture and distribute life-sustaining dialysis solutions which have a positive impact on the lives of hemodialysis patients with end-stage kidney disease."

FOURTH QUARTER AND FULL-YEAR 2023 FINANCIAL HIGHLIGHTS

•	Net sales for the three months ended December 31, 2023 were $22.1 million. This consisted solely of concentrates product sales, representing the highest quarterly concentrates products sales generated to-date for the Company, a 15% increase in net sales over the same period in 2022, and a 22% increase in net product sales over the same period in 2022. Net sales for the twelve months ended December 31, 2023 were $83.6 million, representing a 15% increase over the same period in 2022. Net product sales for the twelve months ended December 31, 2023 were $79.8 million, representing a 15% increase over net products sales of $69.2 million for the same period in 2022.

•	Gross profit for the three months ended December 31, 2023 was $2.9 million, representing a 23% increase over $2.3 million for the same period in 2022. Gross profit for the twelve months ended December 31, 2023 was $8.7 million, representing a 113% increase over $4.1 million for the same period in 2022.

•	Gross margin for the three months ended December 31, 2023 was 13%, representing an increase from 12% for the same period in 2022. Gross margin for the twelve months ended December 31, 2023 was 10%, representing an increase from 6% gross margin for the same period in 2022.

•	Net loss for the three months ended December 31, 2023 was $1.5 million, representing a 36% improvement over a net loss of $2.4 million for the same period in 2022. Net loss was $8.4 million for the twelve months ended December 31, 2023, representing a 55% improvement over net loss of $18.7 million for the same period in 2022.

•	Adjusted EBITDA for the three months ended December 31, 2023 was $0.5 million, representing a 192% improvement over ($0.6) million for the same period in 2022. Adjusted EBITDA was ($3.9) million for the twelve months ended December 31, 2023, representing a 72% improvement over ($13.8) million for the same period in 2022.

•	Cash and cash equivalents and investments available-for-sale at December 31, 2023 was $10.9 million compared to cash and cash equivalents and investments available-for-sale of $11.7 million at September 30, 2023. The decline of $0.8 million included a $1.5 million repayment of our outstanding Loan and Security Agreement with Innovatus Life Sciences Fund.

•	During the fourth quarter of 2023, Rockwell Medical lowered its outstanding debt from $9.5 million to $8.0 million. Subsequent to the fourth quarter of 2023, the Company announced that it amended its Loan and Security Agreement with Innovatus Life Sciences Lending Fund I, LP. Under the terms of the amendment, Rockwell Medical reduced the interest rate on the loan and extended the loan maturity date from March 2025 to January 2029. The Company will now make interest-only payments for thirty months, or up to thirty-six months if certain conditions are met.

	Three Months Ended December 31,
(In Millions, Except Per Share Amounts)	2023	2022
Net Sales	$22.1	$19.3

Gross Profit	2.9	2.3

Net Income (Loss)	(1.5)	(2.4)

Adjusted EBITDA*	0.5	(0.6)

Basic and Diluted Net Loss per Share **	$(0.05)	$(0.13)

Adjusted EPS *	$0.02	$(0.03)

	Twelve Months Ended December 31,
(In Millions, Except Per Share Amounts)	2024(E)	2023	2022	2021
Net Sales	$84 - 88	$83.6	$72.8	$61.9

Gross Profit	12 - 14	8.7	4.1	(2.4)

Net Income (Loss)	n/a	(8.4)	(18.7)	(32.7)

Adjusted EBITDA*	0.0 - 0.5	(3.9)	(13.8)	(28.4)

Basic and Diluted Net Loss per Share **	n/a	$(0.36)	$(1.31)	$(3.83)

Adjusted EPS *	n/a	$(0.17)	$(0.97)	$(3.33)

  * See reconciliation to GAAP financial measures in the tables below.

** See Note 3 for more details related to Basic and Diluted Weighted Average Shares Outstanding in our 2023 Form 10-K.

FOURTH QUARTER AND FULL-YEAR 2023 OPERATING HIGHLIGHTS

•	In October 2023, Rockwell Medical named Jesse Neri as Senior Vice President, Finance. Mr. Neri has more than 20 years’ experience leading finance functions at both public and private companies.

•	In October 2023, Rockwell Medical appointed Joan Lau, Ph.D. to the Company's Board of Directors. Dr. Lau has more than 20 years’ experience in executive leadership of R&D focused biopharma as an entrepreneur scientist, CEO, operator, investor, and board member of public and private biopharmaceutical companies.

•	In September 2023, Rockwell Medical entered into an amended and restated products purchase agreement with its largest customer. Under the agreement, Rockwell Medical and the customer agreed to an increase in product pricing, effective September 1, 2023 and continuing until December 31, 2024, and a one-time payment to Rockwell Medical on or after December 1, 2023. The customer has the option to further extend the term through December 31, 2025. In the event of such an extension, product pricing will be increased for the extended term.

•	In July 2023, Rockwell Medical acquired the hemodialysis concentrates assets from Evoqua Water Technologies. By assuming responsibility for Evoqua’s concentrates customer contracts, Rockwell Medical has further expanded its footprint in the United States and assumed a larger share of the growing hemodialysis concentrates market. Additionally, the Company is now the leading supplier of liquid bicarbonate products to dialysis centers in the United States.

•	In June 2023, Rockwell Medical was added to the Russell Microcap Index.

•	In May 2023, Rockwell Medical expanded its international footprint for its hemodialysis concentrates products through several multi-year distribution and user agreements. New geographies include the United Arab Emirates, Chile, St. Lucia, Costa Rica, and Grenada. Rockwell has a large and growing international business and currently sells its hemodialysis concentrates products in over 30 countries throughout North America, South America, Asia and Africa.

•	Throughout 2023, Rockwell Medical entered into several multi-year product purchase agreements with new and existing customers including Centers for Dialysis Care, Concerto Renal Services, Houston Methodist, Sanderling Renal Services, and the largest non-profit dialysis provider in the U.S. Additionally, Rockwell established new non-exclusive distribution services agreements with Cardinal Health and Medline Industries for distribution of Rockwell's hemodialysis concentrates products throughout the United States.

GUIDANCE

Rockwell projects its 2024 guidance as follows:

	2024 Guidance	Expected Improvement (%) over 2023
Net (Product) Sales	$84.0 million to $88.0 million	5% to 10% increase over $79.8 million in product sales for 2023
Gross Profit	$12.0 million to $14.0 million	40% to 61% increase over $8.7 million in gross profit for 2023
Gross Margin	14% to 16%	4 to 6 percentage point increase over 10% in gross margin for 2023
Adjusted EBITDA	$0 million to $0.5 million	100% to 113% increase over ($3.9) million in adjusted EBITDA for 2023

Rockwell Medical projects net sales to grow in the mid-to-high single digits in 2025 and beyond. Rockwell Medical projects gross margin in 2025 to be approximately 20% and reaching above 25% in 2026 and beyond.

CONFERENCE CALL AND WEBCAST DETAILS

Date: Thursday, March 21, 2024

Time: 8:00am ET

Live Number: (888) 660-6347 // (International) 1 (929) 201-6594

Conference Call ID: 4944610

Webcast and Replay: www.RockwellMed.com/Results

Speakers:

•	Mark Strobeck, Ph.D. — President and Chief Executive Officer; and

•	Jesse Neri — SVP, Finance.

Format: Discussion of fourth quarter and full-year 2023 financial and operational results followed by Q&A.

NON-GAAP FINANCIAL MEASURES

To supplement Rockwell Medical’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, a non-GAAP financial measure that is defined as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including but not limited to one-time severance costs, deferred revenue and inventory reserve amounts, if applicable for the periods presented. The Company has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Adjusted EBITDA is a key measure used by Rockwell Medical to understand and evaluate operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operating plans. The Company provides Adjusted EBITDA because it believes the metric is helpful in highlighting trends in its operating results because it excludes items that are not indicative of Rockwell Medical’s core operating performance. In particular, the Company believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of Rockwell Medical’s business.

Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. When evaluating the Company’s performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and other GAAP results. Adjusted EBITDA is our best proxy for cash burn.

ABOUT ROCKWELL MEDICAL

Rockwell Medical, Inc. (Nasdaq: RMTI) is a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide. Rockwell Medical's mission is to provide dialysis clinics and the patients they serve with the highest quality products supported by the best customer service in the industry. Rockwell is focused on innovative, long-term growth strategies that enhance its products, its processes, and its people, enabling the Company to deliver exceptional value to the healthcare system and provide a positive impact on the lives of hemodialysis patients. Hemodialysis is the most common form of end-stage kidney disease treatment and is usually performed at freestanding outpatient dialysis centers, at hospital-based outpatient centers, at skilled nursing facilities, or in a patient’s home. Rockwell Medical's products are vital to vulnerable patients with end-stage kidney disease, and the Company is relentless in providing unmatched reliability and customer service. Rockwell Medical is the largest supplier of liquid bicarbonate concentrates and the second largest supplier of acid and dry bicarbonate concentrates for dialysis patients in the United States and has the vision of becoming the leading global supplier of all hemodialysis concentrates. Certified as a Great Place to Work® in 2023 and 2024, Rockwell Medical is Driven to Deliver Life-Sustaining Dialysis SolutionsTM. For more information, visit www.RockwellMed.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as, "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "could," "can," "would," "develop," "plan," "potential," "predict," "forecast," "project," "intend," "look forward to," "remain confident," “guidance,” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. These statements include (without limitation) statements regarding: the impact of our strategy on our top and bottom line: growth in the hemodialysis concentrates market; the growth of our business; guidance for net sales, gross profit, gross margin and adjusted EBITDA. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical's SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include but are not limited to those risks more fully discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2023, as such description may be amended or updated in any subsequent reports filed with the SEC. Rockwell Medical expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.

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CONTACT:

Heather R. Hunter

SVP, Chief Corporate Affairs Officer

(248) 432-1362

IR@RockwellMed.com

Financial Tables Follow

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ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

	December 31,	December 31,
	2023	2022
Cash, Cash Equivalents & Investments available-for-sale	$10,935	$21,492
Total Assets	$52,173	$46,635
Total Liabilities	$30,882	$32,529
Total Stockholders’ Equity	$21,291	$14,106

Common Stock Outstanding	29,130,607	12,163,673
Common stock and common stock equivalents*	35,876,028	31,356,373

*Common stock and common stock equivalents:
Common stock	29,130,607	12,163,673
Common stock warrants (pre-funded)	-	6,300,000
Common stock and pre-funded stock warrants	29,130,607	18,463,673
Preferred stock converted	1,363,636	1,363,636
Options to purchase common stock	1,328,621	1,206,905
Restricted stock awards	891	891
Restricted stock units	258,885	125,000
Common stock warrants	3,793,388	10,196,268
Total common stock and common stock equivalents	35,876,028	31,356,373

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2023	Twelve Months Ended December 31, 2022
Net Sales	$22,093	$19,313	$83,612	$72,810
Cost of Sales	19,223	16,973	74,908	68,733
Gross Profit (Loss)	2,870	2,340	8,704	4,077
Research and Product Development	168	156	1,107	3,119
Selling and Marketing	541	352	2,125	2,094
General and Administrative	2,708	3,798	12,142	15,643
Operating Loss	(547)	(1,966)	(6,670)	(16,780)

Other (Expense) Income
Realized Gain on Investments	101	-	321	4
Interest Expense	(1,108)	(439)	(2,301)	(1,936)
Interest Income	42	45	211	35
Total Other Expense	(965)	(394)	(1,769)	(1,897)

Net Loss	$(1,512)	$(2,360)	$(8,439)	$(18,678)

Basic and Diluted Net Loss per Share	$(0.05)	$(0.13)	$(0.36)	$(1.31)
Basic and Diluted Weighted Average Shares Outstanding	28,652,164	18,463,673	23,322,915	14,304,512

Reconciliation to GAAP Financial Measures
(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in thousands)	2023	2022	2023	2022	2021
Net Loss	$(1,512)	$(2,360)	$(8,439)	$(18,678)	$(32,674)
Income taxes	—	—	—	—	—
Interest expense	1,108	439	2,301	1,936	2,360
Depreciation and amortization	554	152	1,445	572	664
EBITDA	150	(1,769)	(4,692)	(16,170)	(29,650)

Severance costs	165	968	942	2,040	331
Stock-based compensation	215	221	933	314	938
Wanbang deferred revenue	-	-	(2,197)	-
Wanbang inventory reserve	-	-	1,098	-
Adjusted EBITDA	$531	$(580)	$(3,917)	$(13,816)	$(28,381)
Adjusted EPS	$0.02	$(0.03)	$(0.17)	$(0.97)	$(3.33)
Basic and Diluted Weighted Average Shares Outstanding	28,652,164	18,463,673	23,322,915	14,304,512	8,526,186